EXHIBIT 10.5

CERTIFICATE OF GRANT
Replacement Stock Option Award
This certifies that the Participant:
[Name]
has been granted the non-qualified stock options described in this Certificate of Grant to purchase shares of ARAMARK Holdings Corporation Common Stock in accordance with the Vesting Schedule indicated below:
VESTING SCHEDULE

Time Based Options	Vesting Date
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]

Grant Price: [•]	Number of Shares: [•]
Date of Grant: [•]	Participant’s Account Number: [•]
Grant Number: [•]	Expiration Date: [•]
This Option Award is subject to the terms and conditions of the attached Non-Qualified Stock Option Agreement (the “Stock Option Agreement”).

FORM OF NON QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of [Insert date] between ARAMARK HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and the Participant set forth on the Certificate of Grant of the Options attached to this Agreement and made a part hereof (the “Certificate of Grant”) and the Master Signature Page to this Agreement (the “Participant”).
WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) or a subcommittee thereof, has agreed to grant to the Participant, as of the Date of Grant set forth on the Certificate of Grant to which this Agreement is attached (the “Grant Date”), an option under the Fourth Amended and Restated Aramark Holdings Corporation 2007 Management Stock Incentive Plan (as may be amended, the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Agreement and the Plan; and
WHEREAS, the Participant is, in connection with the execution of this Agreement, to become a party to the Stockholders Agreement (as such term is defined in the Plan), to the extent not already a party to the Stockholders Agreement.
NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:
Section 1.    The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Agreement shall control. A copy of the Plan has been provided to the Participant. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Stockholders Agreement, as the case may be.
Section 2.    Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Participant the option (the “Option”) to purchase the number of Shares set forth on the Certificate of Grant, at the Option Price equal to the Grant Price as set forth on the Certificate of Grant. The Option is subject to time-based vesting. The payment of the Option Price may be made, at the election of the Participant, in any manner authorized under Section 5.5 of the Plan as such section is in effect on the date of this Agreement. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.
Section 3.    Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the Expiration Date set forth on the Certificate of Grant, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.
Section 4.    Vesting. Subject to the Participant’s not having a Termination of Relationship and except as otherwise set forth in Section 7, the Options shall become non-

forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 3, the “Vested Options”) as follows:
(a)    in such percentages as on such dates as set forth on the Certificate of Grant of this Agreement under “Vesting Schedule”; or
(b)    in the event of a Change of Control, each outstanding Option which has not theretofore become a Vested Option pursuant to Section 4(a) shall become a Vested Option concurrently with consummation of such event; or
(c)    in the event of a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (each, a “Special Termination”), the installment of Options scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become Vested Options, and the remaining Options which are not then Vested Options shall be forfeited.
(d)    Except as otherwise provided above with respect to a Special Termination, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e. , that portion which does not constitute Vested Options) shall terminate and cease to be outstanding on the date the Termination of Relationship occurs and shall no longer be eligible to become Vested Options.
(e)    All decisions by the Committee with respect to any calculations pursuant to this Section 3 shall be made in good faith after consultation with senior management and shall be final and binding on the Participant absent manifest error by the Committee.
Section 5.    Restriction on Transfer/Stockholders Agreement. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case, in compliance with applicable laws. The Option shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the exercise of Options hereunder will be subject to the Stockholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Stockholders Agreement shall be null and void and without effect. The Participant shall not have any rights to dividends on the Shares of Common Stock underlying the Options or any other rights of a stockholder of the Company until shares of Common Stock have been issued pursuant to the exercise of the Options hereunder and until such shares have been registered in the Company’s register of stockholders.
Section 6.    Participant’s Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

Section 7.    Termination. The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(a)    so long as the Participant remains employed by the Company or one of its Affiliates, the Expiration Date;
(b)    in the case of a Termination of Relationship due to a Special Termination, with respect to any Options that are vested as of the Termination of Relationship, the first anniversary of the Termination of Relationship;
(c)    in the case of a Termination of Relationship other than (x) for Cause or (y) due to a Special Termination, the 90th day following the Termination of Relationship; and
(d)    the day of the Termination of Relationship in the case of a Termination of Relationship for Cause.
Section 8.    Securities Law Representations. The Participant acknowledges that, unless and until the Option and the Shares are registered under the Securities Act on a Form S-8, the Option and the Shares are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Participant is an “accredited investor”(as defined under the Securities Act and the rules and regulations promulgated there under), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby agrees that the Participant shall make such representations as may be required to be made by the Participant upon any acquisition of Shares hereunder as set forth in the Stockholders Agreement, as such representations, if any, shall be required to be made at such time. The Participant further represents the following, as of the date hereof:

•
The Participant represents and warrants that (i) such party has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement, and (ii) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms.

•	The Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of the investment in the Option.

•
The Participant has had an opportunity to examine all documents and ask questions and receive answers from the Company and Company’s representatives regarding the Company and the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option.

•
The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant has read and understands the restrictions and limitations set forth in the Stockholders Agreement, the Plan and this Agreement.

•
The Participant has not relied upon any oral representation made to the Participant relating to the Option or the purchase of the Shares on exercise of the Option or upon information presented in any meeting or material relating to the Option or the Shares.

•
All information which Participant has provided to the Company and the Company’s representatives concerning the Participant and Participant’s financial position is complete and correct as of the date of this Agreement.

•
The Participant understands and acknowledges that, if and when the Participant exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided in this Agreement or under the Stockholders Agreement or the Registration Rights Agreement (as such term is defined in the Stockholders Agreement), the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 9.    Data Protection. The Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.
Section 10.    No Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company until shares of Common Stock have been issued pursuant to the exercise of the Options hereunder and until such shares have been registered in the Company’s register of stockholders (including, without limitation, the right to any payment of any dividends paid on Shares (which prohibition does not prevent the Company, in its discretion, from providing dividend equivalent payments to the Participant or reducing the exercise price in respect of the Option pursuant to the Plan)).
Section 11.    No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Committee or the Board has the power to amend or terminate the Plan at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that such Participant’s participation in the Plan is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.
Section 12.    Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
If to the Company, to it at:
If to the Company, to:
ARAMARK Holdings Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: Head of Human Resources
With a copy to:
ARAMARK Holdings Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: General Counsel
If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.
Section 13.    Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 14.    Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
Section 15.    Withholding. As a condition to exercising this Option in whole or in part, the Participant will pay, or make provisions satisfactory to the Company for payment of, any Federal, state, local and other applicable taxes required to be withheld in connection with such exercise in a manner that is set forth in Section 5.5 and Article XII of the Plan.
Section 16.    Adjustment to Option; Registration of Shares. In the event of any event described in Article VII of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article VII of the Plan shall apply. The Company shall, concurrently with the closing of a Public Offering, register all Shares subject to an Option by filing a Form S-8 with the U.S. Securities Exchange Commission.
Section 17.    Section 409A of the Code. If any term, distribution or settlement of this Agreement, or any other action by the Company (including by the Committee) pursuant to the terms of the Plan or this Agreement, would subject the Participant to tax under Section 409A of the Code, the Company shall indemnify and hold harmless the Participant for any taxes, interest and penalties the Participant may incur under Section 409A of the Code as a result thereof, such that on a net-after-tax basis, the Participant shall not be liable for any such taxes, interest or penalties, or for any taxes, interest or penalties imposed upon the Company’s provision of such indemnity. The Company and the Participant shall cooperate in good faith, and consult with tax counsel to the Company, to restructure the Option and this Agreement (which may require the provision of an alternative payment or benefit, but which shall not convey an economic benefit to the Participant that is diminished in value to the Participant other than in a de minims manner) in a manner that will cause the Participant to not be subject to such taxes, interest and penalties in respect of the Option and this Agreement (or any such restructured arrangement).
Section 18.    Modification of Rights; Entire Agreement. The Participant’s rights under this Agreement and the Plan may be modified only to the extent expressly provided under this Agreement or under Article X or Article XIV of the Plan. This Agreement and the Plan (and the other writings referred to herein, including the Stockholders Agreement or the Registration Rights Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.
Section 19.    Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 20.    Waiver of Jury Trial; Legal Fees. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder or under any other agreement regarding any option to purchase Shares that may be granted to the Participant under the Plan after the date of this Agreement. In the event of any dispute regarding any term of this Option, the Company shall promptly reimburse the Participant for all legal fees and expenses the Participant incurs in connection with such dispute if the Participant prevails in such dispute on a substantial portion of the claims under such dispute.
Section 21.    Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.
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This Non-Qualified Stock Option Agreement between the Company and the Participant named on the Participant Master Signature Page hereto is dated and executed as of the date set forth on such Participant Master Signature Page.
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Exhibit A
DATA PROTECTION PROVISION

(a)
By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant's employer.

These data will include data:

i.	already held in the Participant's records such as the Participant's name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;

ii.	collected upon the Participant accepting the rights granted under the Plan (if applicable); and

iii.	subsequently collected
by the Company or any of its Affiliates and/or agents in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)
In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

i.	Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;

ii.	regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;

iii.
actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;

iv.
other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and

v.	the Participant's family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.
Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)
The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.

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